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                                                                    EXHIBIT 4.1

                               WGL HOLDINGS, INC.

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

         FIRST: The name of the Corporation is WGL Holdings, Inc. (the "Corporation").

         SECOND: The purpose of the Corporation is to engage in any lawful act or activity not required to be specifically stated in these Articles of Incorporation ("Articles") for which corporations may be organized under the laws of the Commonwealth of Virginia.

         THIRD: (a) The aggregate number of shares which the Corporation is authorized to issue and the par value per share are as follows:

                CLASS       NUMBER OF SHARES          PAR VALUE
             ---------      ----------------        -----------
             Common           120,000,000           No Par Value
             Preferred         3,000,000            No Par Value


                  (b) The Board of Directors of the Corporation shall have the authority to fix, in whole or in part, the preferences, limitations and relative rights, within the limits set by law, of (i) any class of shares before the issuance of any shares of that class, or (ii) one or more series within a class before the issuance of any shares of that series.

                  (c) The holders of common stock, to the exclusion of any other class of stock of the Corporation, have sole and full power to vote for the election of directors and for all other purposes without limitation except only (i) as otherwise expressly provided in the serial designation of any series of preferred stock, (ii) as otherwise expressly provided in these Articles or (iii) as otherwise expressly provided by the then existing laws of the Commonwealth of Virginia. In the election of directors and in all other matters as to which the shareholders shall be entitled to vote, the holders of common stock will be entitled to one vote for each share of common stock held by them. The outstanding shares of common stock, upon dissolution, liquidation or winding up of the Corporation, entitle their holders to share, pro rata, based on the number of shares owned, in the Corporation's assets remaining after payment or provisions for payment of all debts and liabilities of the Corporation, and after provisions for the outstanding shares of any class of stock or other security having senior liquidation rights to the common stock.

                  (d) No holder of shares of stock of any class of the Corporation will have any preemptive or preferential right of subscription to any shares of any class of stock of the Corporation, whether now or hereafter authorized, or to any obligations of the Corporation convertible into stock of the Corporation, issued or sold, nor any right of subscription to any thereof.

         FOURTH: Subject to the rights of holders of any series of preferred stock to elect directors under specified circumstances:

                  (a) The number of directors of the Corporation shall consist of one or more individuals as may be fixed from time to time by resolution of the Board of Directors of the Corporation.

                  (b) Any action required or permitted by these Articles of Incorporation to be taken by the Board of Directors may be taken by a duly authorized committee of the Board of Directors, except as otherwise required by law.

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         FIFTH: No director or officer of the Corporation shall be liable to the Corporation or its shareholders for any monetary damages for any action taken or any failure to take any action as a director or officer; provided, however, that nothing herein shall be deemed to eliminate or limit any liability which may not be so eliminated or limited under the laws of the Commonwealth of Virginia, as in effect at the effective date of these Articles of Incorporation or as thereafter amended. No amendment, modification or repeal of this ARTICLE FIFTH shall eliminate or limit the protection afforded to a officer or director with respect to any act or omission occurring before the effective date hereof.

         SIXTH: (a) The Corporation shall, to the maximum extent permitted by applicable law, as from time to time in effect, indemnify any person who was, is or is threatened to be named as a defendant or respondent in or otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, including without limitation any such action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor (any such action, suit or proceeding being herein called a "Proceeding"), because he or she is or was a director or officer of the Corporation or because he or she, while a director or officer of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or any other entity or enterprise, against any and all judgments, settlements, penalties, fines, including any excise tax assessed with respect to an employee benefit plan, and/or reasonable expenses (including counsel fees) incurred with respect to a Proceeding or any appeal therein.

                  (b) The Corporation shall pay any such expenses incurred by a director or officer, or former director or officer, of the Corporation in connection with any such Proceeding in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of such person to repay such advances to the extent of the amount to which such person shall ultimately be determined not to be entitled and upon satisfaction of such other conditions as may be required by applicable law.

                  (c) The Corporation, by resolution of the Board of Directors, may extend the benefits of this Article SIXTH to current and/or former employees, agents and other representatives of the Corporation (each person entitled to benefits under this Article SIXTH being hereinafter sometimes called an "Indemnified Person").

                  (d) All rights to indemnification and to the advancement of expenses granted under or pursuant to this Article SIXTH shall be deemed to arise out of a contract between the Corporation and each person who is an Indemnified Person at any time while this Article SIXTH is in effect and may be evidenced by a separate contract between the Corporation and each Indemnified Person; and such rights shall be effective in respect of all Proceedings commenced after the effective date of these Articles of Incorporation, whether arising from acts or omissions occurring before or after such date. No amendment, modification or repeal of this Article SIXTH shall affect any rights or obligations theretofore existing.

                  (e) The Corporation may purchase and maintain insurance on behalf of, or insure or cause to be insured, any person who is an Indemnified Person against any liability asserted against or incurred by him or her in any capacity in respect of which he or she is an Indemnified Person, or arising out of his or her status in such capacity, whether or not the Corporation would have the power to indemnify him or her against such liability under this Article SIXTH. As used in this Section "insurance" includes retrospectively rated and self-insured programs; provided, however that no such program shall provide coverage for directors and officers which is prohibited by applicable law. The Corporation's indemnity of any person who is an Indemnified Person shall be reduced by any amounts such person may collect with respect to such liability (1) under any policy of insurance purchased and maintained on his or her behalf by the Corporation or (2) from any other entity or enterprise served by such person.

                  (f) The rights to indemnification and to the advancement of expenses and all other benefits provided by, or granted pursuant to, this Article SIXTH shall continue as to a person who

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        has ceased to serve in the capacity in respect of which such person was an Indemnified Person and shall inure to the benefit of the heirs, executors and administrators of such person.

                  (g) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article SIXTH shall not be deemed exclusive of any other rights to which any Indemnified Person may be entitled under any statute or court order or any Bylaw, agreement, vote of shareholders or disinterested directors or otherwise.

                  (h) The Board of Directors shall have the power and authority to make, alter, amend and repeal such procedural rules and regulations relating to indemnification and the advancement of expenses as it, in its discretion, may deem necessary or expedient in order to carry out the purposes of this Article SIXTH, such rules and regulations, if any, to be set forth in the Bylaws of the Corporation or in a resolution of the Board of Directors.

       SEVENTH:

       A. PURPOSE. Article SEVENTH seeks to assure fair treatment of each shareholder in the event of specified corporate actions.

       B. DEFINITIONS. For purposes of Article SEVENTH, the following terms mean:

                  1.       "Business Combinations" include:

                           a. any merger or consolidation of the Corporation
                  or any Subsidiary (as hereinafter defined) with (1) any Interested Shareholder (as hereinafter defined), or (2) any other corporation (whether or not it is an Interested Shareholder) which is, or after such merger or consolidation would be, an affiliate of an Interested Shareholder; or

                           b. any sale, lease, exchange, mortgage, pledge,
                  transfer, or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder or any affiliate of any Interested Shareholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value of $1,000,000 or more; or

                           c. the issuance or transfer by the Corporation or
                  any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Shareholder or any affiliate of any Interested Shareholder in exchange for cash, securities, or other property (or a combination thereof) having an aggregate Fair Market Value of $1,000,000 or more; or

                           d. the adoption of any plan or proposal for a
                  statutory exchange of shares or the liquidation or dissolution of the Corporation initiated by an Interested Shareholder or any affiliate of any Interested Shareholder; or

                           e. any reclassification of securities (including
                  any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder) which has the effect, directly or indirectly of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which are directly or indirectly owned by any Interested Shareholder or any affiliate of any Interested Shareholder.

                  2. A "person" includes any individual, firm, corporation, association, or other entity. When two or more persons act as a partnership, limited partnership, syndicate, or other group for the purpose of acquiring Voting Stock of the Corporation, such partnership, syndicate, or group shall be deemed a "person."

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                  3. "Voting Stock" includes those issued and outstanding
        shares of the stock of the Corporation entitled to vote generally in the election of Directors but shall not include any shares which may be issuable pursuant to any agreement, arrangement, or understanding, or upon exercise of conversion rights, exchange rights, warrants, or options.

                  4. "Affiliate" or "associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

                  5. A "beneficial owner" of Voting Stock is a person or any of its affiliates or associates who or which:

                           a.       own, directly or indirectly, Voting Stock;
                  or

                           b. have (i) the right to acquire Voting Stock (whether such right may be exercised immediately or only after the passage of time) pursuant to any agreement, arrangement, or understanding or upon the exercise of conversion rights, exchange rights, warrants, or options, or
                  (ii) the right to vote Voting Stock pursuant to any agreement, arrangement, or understanding; or

                           c.       have any agreement, arrangement, or
                  understanding for the purpose of acquiring, holding, voting, or disposing of any shares of Voting Stock with any other person which owns the Voting Stock, directly or indirectly.

                  6. An "Interested Shareholder" is any person (other than the Corporation or any Subsidiary) who or which:

                           a. is the beneficial owner, directly or indirectly, of more than 10% of the Voting Stock; or

                           b. is an affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of more than 10% of the Voting Stock; or

                           c.       is an assignee of, or has otherwise
                  succeeded to, any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended.

                  7. A "Subsidiary" is any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation, provided that, for purposes of the definition of Interested Shareholder set forth in B-6 above, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

                  8. A "Continuing Director" is any member of the Board of Directors of the Corporation (the Board) who is unaffiliated with the Interested Shareholder and was a member of the Board immediately prior to the time that the Interested Shareholder became an Interested Shareholder, and any successor of a Continuing Director who is unaffiliated with the Interested Shareholder and is recommended to succeed a Continuing Director by a majority of Continuing Directors then on the Board.


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                  9.       "Fair Market Value" means:

                           a. in the case of stock, the highest closing price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange Listed Stock; or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange; or, if such stock is not listed on such exchange, on the principal securities exchange registered under the Securities Exchange Act of 1934, as amended, on which such stock is listed; or, if such stock is not listed on any such exchange, the highest closing-bid quotation with respect to a share of such stock during the 30-day period preceding the date in any system then in use; or, if no such quotation for a share of such stock is available, a fair price as determined by the Board in good faith; and

                           b. the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board in good faith.

                  10. If the Corporation survives in any Business Combination, the phrase "consideration other than cash to be received" as used in Paragraph E shall include shares of Common Stock of the Corporation and/or the shares of any other class of stock of the Corporation entitled to vote generally in election of Directors.

         C. POWERS OF THE BOARD OF DIRECTORS. The Board shall have the power to determine, after reasonable inquiry, (1) whether a person is an Interested Shareholder, (2) the number of shares of Voting Stock beneficially owned by any person, (3) whether a person is an affiliate or associate of another, and (4) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $1,000,000 or more.

         D. REQUIRED SHAREHOLDER APPROVAL OF A BUSINESS COMBINATION. In addition to any affirmative vote required by law or other provision of these Articles, the consummation of any Business Combination shall require the affirmative vote of the holders of at least 80% of the shares of the outstanding Voting Stock, voting together as a single class. For purposes of this Article SEVENTH, each share of the Voting Stock shall have the number of votes granted to it pursuant to Article THIRD, paragraph (c) of these Articles. Such vote shall be taken at a duly called Annual Meeting or Special Meeting of Shareholders. Such affirmative vote shall be required notwithstanding the fact that no vote may be required by law or that a lesser percentage may be specified by law, an agreement with any national securities exchange, or otherwise.

         E. WHEN VOTE SPECIFIED IN PARAGRAPH D IS NOT REQUIRED. The provisions of Paragraph D shall not be applicable to any Business Combination, and such Business Combination shall require only such affirmative vote as is required by law or other provision of these Articles, if:

                  1. the Business Combination shall have been approved by a majority of the Continuing Directors; or

                  2. the following Minimum Price Condition and Specified Conditions have been met:

                           a. As to the Minimum Price Condition, the following standards of fairness must be met:

                                    (1) COMMON STOCK. As of the date of the
                           consummation of the Business Combination, the aggregate amount of the cash and the Fair Market Value of consideration other than cash to be received per share by holders of the Corporation's Common Stock upon the consummation of such Business Combination shall be at least equal to the highest of:

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                                            (a) the highest per-share price
                                    (including any brokerage commissions,
                                    transfer taxes, and soliciting dealers'
                                    fees) paid by the Interested Shareholder for any shares of the Corporation's Common Stock acquired by it within the two-year period immediately prior to the first public announcement of the proposed Business Combination (the Announcement
                                    Date) or in the transaction by which it
                                    became an Interested Shareholder,
                                    whichever is higher;

                                            (b) The Fair Market Value per
                                    share of the Common Stock on the
                                    Announcement Date or on the date on which the Interested Shareholder became an Interested Shareholder (the Determination
                                    Date), whichever is higher; or

                                            (c) the price per share equal to
                                    the Fair Market Value per share of the
                                    Corporation's Common Stock determined
                                    pursuant to (b) above multiplied by the
                                    ratio of the highest per-share price
                                    (including any brokerage commissions,
                                    transfer taxes, and soliciting dealers'
                                    fees) paid by the Interested Shareholder for any shares of Common Stock acquired by it within the two-year period immediately prior to the Announcement Date to the Fair Market Value per share of common stock on the first day in such two-year period during which the Interested Shareholder acquired any shares of Common Stock.

                                    (2)      PREFERRED STOCK. As of the date
                           of the consummation of the Business Combination, the aggregate amount of the cash and the Fair Market Value of consideration other than cash to be received per share by holders of shares of any other class of outstanding Voting Stock shall be at least equal to the highest of the following (it being intended that this Paragraph E-2a(2) must be satisfied with respect to every class of outstanding Voting Stock whether or not the Interested Shareholder has previously acquired any shares of a particular class of Voting Stock):

                                            (a) the highest per-share price
                                    (including any brokerage commissions,
                                    transfer taxes, and soliciting dealers'
                                    fees) paid by the Interested Shareholder for any shares of such class of Voting Stock acquired by it within the two-year period immediately prior to the Announcement Date or in the transaction by which it became an Interested Shareholder, whichever is higher;

                                            (b) the highest preferential
                                    amount per share to which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation;

                                            (c) the Fair Market Value per
                                    share of such class of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher; or

                                            (d) the price per share equal to
                                    the Fair Market Value per share of such
                                    class of Voting Stock determined pursuant to (c) above multiplied by the ratio of the highest per-share price (including any brokerage commissions, transfer taxes, and soliciting dealers' fees) paid by the Interested Shareholder for any shares of such class of Voting Stock acquired by it within the two-year period immediately prior to the Announcement Date to the Fair Market Value per share of such class of Voting Stock on the first day in such two-year period during which the

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                                    Interested Shareholder acquired any shares
                                    of such class of Voting Stock.

                           b. In addition to the Minimum Price Condition in Paragraph E-2a, the following Specified Conditions in this Paragraph E-2b must also be met:

                                    (1)      FORM OF PAYMENT. The
                           consideration to be received by holders of a particular class of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as the Interested Shareholder has previously paid for shares of such class of Voting Stock. If the Interested Shareholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration for such class of Voting Stock shall be either in cash or in the same form used to acquire the largest number of shares of such class of Voting Stock previously acquired by it.

                                    (2)     CHANGES IN CORPORATION DIVIDENDS.
                           After the Interested Shareholder has become an Interested Shareholder and prior to the consummation of a Business Combination,

                                            (a) the Corporation shall have
                                    continued to declare and pay at the
                                    regular date therefor the full quarterly dividends (whether or not cumulative) on the outstanding Preferred Stock, except as otherwise approved by a majority of the Continuing Directors; and

                                            (b) the Corporation shall have
                                    continued to declare and pay at the
                                    regular date the established dividends on the Common Stock (except as necessary to reflect any subdivision of the Common Stock and as otherwise approved by a majority of the Continuing Directors) and the Corporation shall have declared and paid an increase in such established rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization, or any similar transaction which has the effect of reducing the number of outstanding shares of Common Stock, except as otherwise approved by a majority of the Continuing Directors.

                                    (3)      NO CHANGES IN STOCK INTERESTS.
                           The Interested Shareholder shall not have become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Shareholder becoming an Interested Shareholder.

                                    (4)      FINANCIAL TRANSACTIONS WITH THE
                           CORPORATION. After becoming an Interested
                           Shareholder, the Interested Shareholder shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges, or other financial assistance, or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of, or in connection with, such Business Combination or otherwise.

                                    (5)      SHAREHOLDERS PROVIDED WITH
                           INFORMATION. The Corporation or the Interested Shareholder shall have mailed to shareholders of the Corporation at least 30 days prior to the consummation of such Business Combination a proxy or information statement (whether or not such proxy or information statement is required to be mailed pursuant to law or otherwise) describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules, or regulations).

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         F.       NO EFFECT ON FIDUCIARY OBLIGATIONS OF INTERESTED
SHAREHOLDERS. Nothing contained in this Article SEVENTH shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

         G. AMENDMENT OR REPEAL OF ARTICLE SEVENTH. Notwithstanding any other provisions of law, these Articles, or the Bylaws of the Corporation, the affirmative vote of not less than 80% of the Voting Stock, voting together as one class, shall be required to amend, alter, change, repeal, or adopt any provision inconsistent with this Article SEVENTH.

         EIGHTH: The Corporation reserves the right to amend or repeal any provisions contained in these Articles from time to time and at any time in the manner now or hereafter prescribed by the laws of the Commonwealth of Virginia, and all rights herein conferred upon stockholders, directors and officers are subject to this reserved power.

         NINTH: The post office address with street and number, if any, of the registered office of the Corporation in the Commonwealth of Virginia is c/o McSweeney, Burtch & Crump, P.C., 11 South 12th Street, Richmond, VA 23219. The county or city in the Commonwealth of Virginia in which the said registered office of the Corporation is located is the City of Richmond.

         The name of the initial registered agent of the Corporation at the said registered office is: Beverly L. Crump. The said initial registered agent meets the requirements of Section 13.1-619 of the Virginia Stock Corporation Act, inasmuch as he is a resident of the Commonwealth of Virginia and a member of the Virginia State Bar. The business office of the said registered agent of the Corporation is the same as the address of the registered office of the Corporation.